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                                                                   Exhibit 10.23


                           THE LEARNING COMPANY, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

            The Learning Company, Inc. (the "Company") has granted to you an option (the "Option") to purchase the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") listed on Exhibit A hereto at the exercise price set forth on Exhibit A. The Option is granted subject in all respects to the terms of the Company's 1996 Non-Employee Director Stock Option Plan (the "Plan"). The Option does not constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to such terms in the Plan.

            The terms of the Option are as follows:

                  1. TERM. The term of the Option commences on the Grant Date set forth in Exhibit A and, except as provided in Section 4 hereof, ends on the Expiration Date set forth on Exhibit A.

                  2. EXERCISABILITY. The Option shall be exercisable at the times, and with respect to the number of Shares, set forth on Exhibit A. Exercisability of the Option may also be accelerated or adjusted as provided in the Plan.

                  3. EXERCISE AND PAYMENT.

                     (a) EXERCISE. You, or the person or persons having the right to exercise the Option upon Disability, may exercise the Option to purchase all or any part of the Shares for which it is then exercisable by delivering in person or by mail to the Secretary of the Company a completed Notice of Exercise Form attached hereto as Exhibit B (the "Exercise Form"), together with payment of the exercise price. The date the Company receives full payment of the exercise price and any required documents from you will be considered the date that the Option was exercised. You shall not have privileges as a stockholder until the date of issuance of a stock certificate representing Shares.

                     (b) PAYMENT OF EXERCISE PRICE. Payment of the exercise price must be made in full at the time of exercise in cash, by certified or cashier's check or, in the sole discretion of the Committee, pursuant to such other methods as may be permitted under the Plan. In lieu of full payment of the exercise price in cash, upon request, the Committee may, in its sole discretion, allow you (or the person or persons having the right to exercise the Option upon your death or Disability), to exercise the Option or a portion thereof by tendering shares of Common Stock (including Shares received upon exercise of the Option), valued at Fair Market Value on the date

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immediately preceding the day of exercise, equal to the exercise price for the
Shares being acquired, as permitted by the Plan.

                     (c) WITHHOLDING TAX. You may be subject to withholding taxes which, in the Company's judgment, result from the purchase of shares upon exercise of the Option. At the time of any exercise of the Option (or at any such later time as such obligation arises or as the amount of such obligation becomes determinable), you shall pay to the Company in cash all applicable federal, state, local and foreign withholding and employment taxes required to be withheld resulting from exercise of the Option, from the lapse of any restriction imposed on the Shares, from a transfer or other disposition of the Shares, or otherwise related to the Shares. The Company may withhold from your wages, or require you to pay to the Company, such amount. The Committee may in its discretion permit you to pay some or all of such amount as provided in
Section 15 of the Plan, with all decisions of the Committee to be made at any time at or prior to each exercise of the Option.

                  4. TERMINATION OF EMPLOYMENT.

                     (a) GENERAL. In the event of your Termination for any reason other than death or Disability before exercise in full of your Option, you may (only to the extent then exercisable on the date of such Termination) exercise your Option in whole or in part any time within 90 days after the date of Termination (unless otherwise indicated on Exhibit A hereto).

                     (b) DEATH OR DISABILITY. In the event of your Termination by reason of death or Disability prior to the exercise in full of your option, you, your personal representative or the person to whom the Option is transferred by will or the laws of descent and distribution may (only to the extent exercisable on the date of such Termination) exercise the Option in whole or in part at any time within one year after the date of death or Disability, as the case may be.

                     (c) CAUSE. In the event of your Termination by reason of Cause (as defined in the Plan), you may have a period of time to be determined by the Committee not to exceed ten days from the date of cessation of service (but in no event after the expiration date of the Option) to exercise the Option (to the extent exercisable at the time of the optionee's cessation of service), and the Option shall thereafter terminate.

                     (d) FINAL CUT-OFF. In no event may this Option be exercised by anyone after the Expiration Date.

                  5. TAX CONSEQUENCES. The tax consequences associated with this Option are complex and can depend upon your particular circumstances. The Company is not making any warranties or representations to you with respect to the income tax consequences of the transactions contemplated by the option agreement, and you should consult a tax advisor before exercising this Option.

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                  6. THE PLAN.

                     (a) PLAN PROVISIONS APPLICABLE. The Option is subject to all provisions of the Plan, a copy of which is being delivered to you with this Agreement. The Plan is described in the Prospectus which is also being delivered to you with this Agreement.

                     (b) OPTION AND PLAN PROVISIONS CONTROL. THE OPTIONS DESCRIBED IN THE PROSPECTUS MAY VARY SUBSTANTIALLY FROM THIS OPTION. YOUR RIGHTS ARE AS SET FORTH IN THIS AGREEMENT AND THE PLAN, WHICH CONTROL IN THE EVENT OF ANY INCONSISTENCY WITH THE DESCRIPTION IN THE PROSPECTUS.

                  7. TRANSFER OF OPTIONS.

                     (a) The Option represented by this Agreement may be received by the Optionee in exchange for an option granted under the Company's 1996 Stock Option Plan. In the event of any conflict between the terms of this Option and the option granted under the 1996 Stock Option Plan, the terms of the Plan and this Agreement shall govern.

                     (b) This Option may be transferred to your spouse, child or grandchild or trust or limited partnership for your or their benefit.

                  8. ADJUSTMENTS. The Company may adjust the number and kind of stock issuable upon exercise of the Option and the exercise price thereof in certain circumstances in accordance with the provisions of Section 8 and Section 9 of the Plan.

                  9. LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or issue any Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company or the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended.

                  10. INVESTMENT REPRESENTATIONS. The Company may, as a condition of issuance Shares, require you to make such investment representations as the Company and the Company's counsel deem necessary or desirable in order to assure compliance with applicable federal or state securities law.

                  11. LEGENDS. The Company may impose restrictions upon the sale, pledge or other transfer of Shares acquired upon exercise of this option (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with any federal or state securities or other laws.

                  12. MISCELLANEOUS.

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                  12.1 ASSIGNMENT; BINDING EFFECT; NO TRANSFER. Subject to the
limitations set forth in this Agreement, this Agreement shall be binding upon and insure to the benefit of the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto; PROVIDED, HOWEVER, that you may not assign any of your rights under this Agreement. The Option is not transferable except at death by will or the laws of descent and distribution, and is exercisable during your lifetime only by you.

                  12.2 DAMAGES. You shall be liable to the Company for all costs and damages, including incidental and consequential damages and attorneys' fees and expenses, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

                  12.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                  12.4 NOTICES. All notices and other communications under this agreement shall be in writing. Unless you are notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           The Learning Company, Inc.
                              One Athenaeum Street
                               Cambridge, MA 02142
                              Attention: Secretary

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by U.S. registered mail, return receipt requested, postage prepaid. All mailing and deliveries related to the Agreement shall be deemed delivered, if mailed, on the second day after they are deposited in the U.S. mail.

                  12.5 EXHIBITS. The exhibits attached to, or delivered to you with, this Agreement (including without limitation the Plan) are incorporated herein and form a part of this Agreement.

                  12.6 ENTIRE AGREEMENT. This Agreement, including the Plan, contains all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties whether oral or written, respecting that subject matter.


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                  12.7 ATTORNEYS' FEES. If any party to this Agreement seeks to enforce this Agreement by legal proceedings or otherwise, the nonprevailing party shall pay the prevailing party's costs and expenses, including, without limitation reasonable attorneys' fees.

                  12.8 VALIDITY OF PROVISIONS; SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the provision shall be adjusted if possible rather than voided to carryout its intent to the maximum extent possible and in all events the remainder of this Agreement will remain in full force and effect.

                  12.9 COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.


                                             THE LEARNING COMPANY, INC.



                                             By:
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                                                R. Scott Murray
                                                Chief Financial Officer



                                             OPTIONEE


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                                CONSENT OF SPOUSE

If the Optionee resides in California, or another community property jurisdiction, I, as the Optionee's spouse, also accept and agree to be bound by the terms and conditions of this option and the Plan.


                                            ------------------------------------
                                            Optionee's Spouse


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